                                          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                  Date of report (Date of earliest event reported)     April 7, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 PLATTE CLAY WAY KEARNEY, MISSOURI	64060
(Address of principal executive offices)	(Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On March 27, 2006, during Ply Gem Industries, Inc.’s fourth quarter 2005 earnings conference call, it was stated by the Company that “net year-to-date 2006 through February, the industry (vinyl siding) was off about 5%”. Recently it was discovered that the information used for this comparison did not have comparative information year over year. The reason the data is not comparable year over year is that not all companies who were reporting data in 2005 are continuing to report in 2006. On a year-over-year basis the vinyl siding industry is not off about 5%. Rather, we believe the vinyl siding industry is off less than 5% and may be flat to up. Since comparative information is unavailable, a precise comparison can not be made.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated:  April 7, 2006
PLY GEM HOLDINGS, INC.
By:          /s/ Shawn K. Poe
        Name:  Shawn K. Poe
        Title:     Vice President, Chief Financial Officer,
                     Treasurer and Secretary